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                                                                    Exhibit 99.2


                       FACILITIES AND EQUIPMENT AGREEMENT

      THIS FACILITIES AND EQUIPMENT AGREEMENT (this "Agreement") is made and entered into as of December 12, 1996 by and between WEITEK CORPORATION, a California corporation ("Weitek"), and Rockwell Semiconductor Systems, Inc., a Delaware corporation ("RSS").

                                    RECITALS

      WHEREAS, RSS and Weitek have entered into an Asset Purchase Agreement dated as of December 11, 1996 (the "Asset Purchase Agreement"), pursuant to which RSS will purchase substantially all of the assets of Weitek for the purchase price set forth therein;

      WHEREAS, Weitek and RSS are party to a License Agreement of even date herewith pursuant to which Weitek has licensed to RSS the rights to certain intellectual property owned by Weitek;

      WHEREAS, in addition to the intellectual property rights which have been licensed, RSS desires to obtain the right to use certain facilities, equipment and other personal property owned or leased by Weitek, and Weitek is willing to furnish or make such facilities and property available to RSS, for a limited period of time;

      WHEREAS, the parties recognize that Weitek has filed a Voluntary Petition for relief pursuant to Chapter 11 with the Bankruptcy Court of the Northern District of California, San Jose Division (the "Court") and that additional agreements between the parties, including the Asset Purchase Agreement, will be submitted to the Court for approval; and

      WHEREAS, if approved by the Court, at the termination of this Agreement the parties contemplate that Weitek will transfer permanently to RSS certain contracts, licenses and other agreements relating to the Facilities and Equipment through the execution of the Asset Purchase Agreement, the License Agreement and/or similar agreements, between the parties.

      NOW, THEREFORE, in consideration of the above and the mutual promises contained herein the parties agree as follows:

                                    AGREEMENT

      1.    FACILITIES AND EQUIPMENT.

            (a) Use of Properties. In consideration for the payment specified in
Section 3 below, Weitek will provide to personnel of RSS access to and use of the Weitek facilities located at 2801 Orchard Parkway, San Jose, California (the "Facilities"). Except as provided in Section 1(b) regarding the use by SGS-Thomson, the portions of the Facilities occupied by employees of Weitek, or as otherwise agreed in writing by the parties hereto, RSS shall have full use of and unobstructed access to all areas of the Facilities. RSS agrees that Weitek will remain in sole management, possession and control of the Facilities during the term of this Agreement, subject to the terms of the Weitek lease of the facilities (the "Lease").
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            (b) Concurrent Use. Use of the Facilities is subject to concurrent use of a portion of the premises by no more than ten (10) employees of SGS-Thomson. Weitek agrees to establish, subject to the reasonable approval of RSS, procedures to isolate any employee of SGS-Thomson from any work produced by or performed by Weitek or the employees of RSS hereunder and to isolate any employee of RSS from any work produced by or performed by Weitek or SGS-Thomson pursuant to the agreements between Weitek and SGS-Thomson. Weitek and RSS agree to adhere to such procedures at all times, to cause their respective employees to adhere to such procedures, and Weitek agrees to cause employees of SGS-Thomson to adhere to such procedures, during the term of this Agreement.

            (c) Equipment. In consideration for the payment specified in Section 3 below, Weitek will provide to RSS access to and use of the equipment located at the Facilities (including, but not limited to, that equipment listed on Schedule 1.1 of the Asset Purchase Agreement) with the exception of any equipment being used by SGS-Thomson (the "Equipment"). Any change in the Equipment will be made only by mutual written agreement. RSS agrees that Weitek will remain in sole management, possession and control of the Equipment during the term of this Agreement. In addition, RSS may, at its sole option, install or locate at the Facilities such additional equipment as it deems necessary or desirable, which equipment shall at all times remain the sole property of RSS, which RSS will be able to remove promptly following the expiration of this Agreement; provided, however, that any such actions are taken in compliance with the terms of the Lease.

      2.    TERM.

            (a) Effective Date. This Agreement shall become effective (the "Effective Date") upon the entry of an order of the Court approving this Agreement in form and substance satisfactory to the parties hereto. In the event that such a satisfactory order is not entered by the Court this Agreement shall be of no force or effect and neither party hereto shall have any obligation with respect to this Agreement.

            (b) Termination. Except as set forth below, after the Effective Date this Agreement shall remain in full force and effect (unless extended by mutual agreement of the parties hereto) until the earlier of (i) the termination of the Asset Purchase Agreement prior to the date of the closing contemplated therein;
(ii) the date of the closing contemplated under the Asset Purchase Agreement; or
(iii) termination by RSS or Weitek due to a breach as set forth in (c) below.

            (c) Termination Due to Breach. In the event of a breach of any covenant or agreement hereof on the part of either party hereto, the other party shall have the right to terminate this Agreement upon fifteen (15) days' prior written notice specifying that nature of such breach and the intent of the sender of the notice to terminate this Agreement. RSS's liability to Weitek for damages that arise solely out of the act of termination pursuant to this Section 2(c) shall be limited to such amounts as are due pursuant to Sections l and 3 hereof to the date of termination, provided, however, that Weitek retains any and all other rights at law and equity for damages not arising solely from the act of termination pursuant to Section 2(c).


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      3.    PAYMENT.

            3.1 One-Time Payment. In consideration of the transfer of the workforce in place, RSS agrees to pay to Weitek on the Effective Date the amount of one million five hundred thousand dollars ($1,500,000) in immediately available funds provided that a total of (i) 90% of the employees of Seller set forth in Subsection A of Schedule 5.11(a) to the Asset Purchase Agreement and
(ii) 75% of the employees of Seller set forth in Subsection B of such Schedule 5.11(a) (collectively, those persons listed on such Schedule 5.11(a) are referred to herein as the "Employees") have previously been employed by Buyer or are employees of Weitek on the Effective Date of this Agreement.

            3.2 Monthly Payments. In addition, in consideration of the access to the Facilities and use of the Equipment to be provided by Weitek hereunder, commencing on the Effective Date, RSS agrees to pay to Weitek on the first day of each month the sum of $85,000 in immediately available funds. In the event that this Agreement (a) becomes effective or (b) is terminated, before the end of a month, the charges provided for in this Section 3 will be pro-rated for the days of the month that such charge is applicable and, if applicable, Weitek shall refund to RSS any amount of overage previously paid by RSS within five days.

      4.    COVENANTS.

            4.1   Covenants of Weitek.

                  (a) Maintenance of Facilities and Equipment. Weitek agrees that, for so long as access to the Facilities or Equipment is provided to RSS under this Agreement, it will (i) use commercially reasonable efforts to keep such Facilities and Equipment in working condition and (ii) not sell or otherwise dispose of any of the Equipment. To the extent that any present or future Equipment is held by Weitek pursuant to a lease, or is subject to a security interest, Weitek agrees to make all payments and otherwise comply with all provisions of the underlying lease or financing agreements which if not complied with would be reasonably likely to result in a breach of such underlying leases or financing agreements; provided, however, that Weitek need not take any actions that would be reasonably likely, in the sole reasonable judgment of Weitek, to result in a violation of an order or stay of the Court or to cause a sanction of the Court.

                  (b) Notice. Weitek will give prompt notice to RSS after Weitek has actual knowledge of (i) any material loss or destruction of the Facilities or any Equipment, whether or not covered by insurance, (ii) the sale of any Equipment, or any default by Weitek under or any termination of any lease or financing agreement pursuant to which the Facilities or any Equipment has been pledged, (iii) any eminent domain or similar proceedings affecting the Facilities, (iv) cancellation of any insurance policies covering the Facilities or any Equipment, or (v) any other event or action actually known to Weitek which could reasonably be expected to have a material adverse effect on the ability of Weitek to perform hereunder, including, without limitation, a breach in any of the procedures specified in Section 1(b) applicable to employees of SGS-Thomson. .


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                  (c)   Insurance. Weitek agrees to maintain policies of
insurance against losses with respect to the Facilities, the Equipment owned or leased by Weitek, and its personnel (including Workers' Compensation Insurance) of such types and in such amounts as is commercially reasonable and customary with respect to similarly situated assets and operations.

            4.2   Covenants of RSS.

                  (a) Insurance. RSS agrees to maintain policies of Workers' Compensation Insurance with respect to any of its employees that will have access to the Facilities and/or Equipment pursuant to this Agreement.

                  (b) Compliance with Weitek Leases. RSS covenants that it will not take any actions in violation of Weitek's Lease, or any lease of Equipment, or actions which would be reasonably likely to result in a violation of, or to cause Weitek to violate, any such Facilities Lease or Equipment lease.

                  (c) Employee Hiring. Prior to or on the Effective Date, provided that the Asset Purchase Agreement is in effect, RSS shall act upon those several employment offer letters dated on or about November 18, 1996, as amended (if applicable), given by RSS to the Employees and in so doing shall employ those Employees who desire to be employed by RSS on such date under the terms specified in those offer letters (or such other terms as any such employee and RSS may agree). RSS shall promptly notify Weitek of such employment or refusal of employment by any Employee.

      5.    CONFIDENTIALITY

                  (a) Except as expressly set forth in this Section 5, Weitek and RSS shall, and shall cause their respective affiliates and their respective officers, directors, employees, agents and subcontractors (collectively, "Representatives") to, keep confidential any and all technical, commercial, scientific and other proprietary data, processes, documents or other information (whether in oral, written or electronic form) or physical object acquired from the other party, its affiliates or any of their Representatives in respect of the transactions contemplated by this Agreement and which relates to the other party or any of its affiliates of their respective businesses or products ("Confidential Information"), and Weitek or RSS, as applicable, shall not disclose directly or indirectly, and shall cause its respective affiliates and Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside Weitek or RSS, as applicable, such affiliates and their respective Representatives (each of the foregoing, a "Person"), except that the foregoing restriction shall not apply to any information disclosed hereunder to any party if such Person (the "Receiving Person") can demonstrate that such Confidential Information:

                        (i) is or hereafter becomes generally available to the trade or public other than by reason of any breach hereof,


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                        (ii)  was already known to the Receiving Person or such
affiliate or Representative as shown by written records;

                        (iii) is disclosed to the Receiving Person or such affiliate or Representative by a third party who has the right to disclose such information;

                        (iv) is developed by or on behalf of the Receiving Person or any of its affiliates independently, without reliance on Confidential Information received hereunder; or

                        (v) based on such Person's good faith judgment with the advice of counsel, is otherwise required to be disclosed in compliance with applicable law by a court of competent jurisdiction and such information shall remain Confidential Information for all other purposes unless subparagraphs (i) through (iv) above otherwise apply.

                  (b) Except in furtherance of its rights and obligations hereunder or under other agreements between RSS and Weitek, RSS and Weitek each agree that it shall not (and shall not permit any of its affiliates or Representatives to) at any time use any Confidential Information in the conduct of its business. The obligations set forth in this Section 5 shall extend to copies, if any, of Confidential Information made by any of the Persons referred to in paragraph (a) hereof and to documents prepared by such Persons which embody or contain Confidential Information, and to any electronic data files containing Confidential Information.

                  (c) RSS and Weitek shall each deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Information.

                  (d) The obligations set forth in this Section 5 shall survive the expiration or termination of this Agreement for a period of five (5) years thereafter.

      6. LIMITATION ON LIABILITY. In performing this Agreement RSS and Weitek shall each have the duty to act, and to cause its employees and agents to act, in a reasonably prudent manner, but neither Weitek nor RSS nor any of their respective officers, directors or agents shall be liable to the other party hereto or such other party's creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of each party's respective obligations and duties under the terms of this Agreement. Neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Agreement.

      7. MISCELLANEOUS

         7.1 Assignment. Neither party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.


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         7.2  Permits and Licenses. Weitek shall be solely responsible for any and all permits, licenses or authorizations from any federal, state or local governmental authority necessary or desirable for the performance of its obligations hereunder or for the maintenance of the Facilities or the Equipment.

         7.3 Gratuities. Weitek warrants that none of its employees, officers, agents or representatives has offered or given any gratuities to any of RSS's officers, employees, agents or representatives with a view toward securing the execution of this Agreement by RSS or securing favorable treatment with respect thereto.

         7.4 Compliance with Law. In connection with the performance of its obligations hereunder, each of RSS and Weitek shall comply in all material respects with all U.S., State of California and local laws, rules, ordinances, orders and regulations.

         7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective upon receipt and may be delivered in person, by telecopy, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the parties as set forth on the signature pages hereto or to such other address as a party may have specified in writing.

         7.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.

         7.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         7.9 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.10 Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement. If, however, Weitek or RSS is prevented by any of the foregoing events of force majeure from performing any of its obligations hereunder, the other party hereto shall be excused from any of its obligation to such


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party hereunder until such time as the event of force majeure ceases to prevent performance hereunder, if ever.

         7.11 Headings. Sections headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         7.12 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WEITEK CORPORATION                               ROCKWELL SEMICONDUCTOR SYSTEMS, INC.

By: /s/ Richard H. Bohnet                             By: /s/ David C. Gelvin
        Richard H. Bohnet,                            David C. Gelvin,
        President and Chief Executive Officer         Vice President Multimedia Division







                       [Facilities & Equipment Agreement]


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